                                                               Exhibit (m)(3)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS C SHARES

                                              MAXIMUM COMBINED SERVICE AND
                                                    DISTRIBUTION FEES
                                              ----------------------------
FUND                                              (as a percentage of
----                                          average daily net assets)
ING Disciplined International SmallCap Fund               1.00%
ING Diversified International Fund                        1.00%
ING Emerging Countries Fund                               1.00%
ING Emerging Markets Fixed Income Fund                    1.00%
ING Foreign Fund                                          1.00%
ING Global Bond Fund                                      1.00%
ING Global Equity Dividend Fund                           1.00%
ING Global Value Choice Fund                              1.00%
ING Greater China Fund                                    1.00%
ING Index Plus International Equity Fund                  1.00%
ING International Capital Appreciation Fund               1.00%
ING International Equity Dividend Fund                    1.00%
ING International Real Estate Fund                        1.00%
ING International SmallCap Fund                           1.00%
ING International Value Choice Fund                       1.00%
ING International Value Opportunities Fund                1.00%

Effective Date: May 16, 2007